Exhibit 99.1
EZCORP REPORTS RECORD REVENUE AND EARNINGS
Fourth Quarter and Fiscal Year Net Income Increase 31% and 33%, Respectively
AUSTIN, Texas (November 8, 2011) — EZCORP, Inc. (Nasdaq: EZPW), a leading provider of specialty consumer financial services, today announced financial results for its fourth fiscal quarter and 2011 fiscal year ended September 30, 2011.
Commenting on the results, EZCORP’s President and Chief Executive Officer, Paul Rothamel, said, “I’m pleased with our continued strong performance, All three of our business segments reported dramatic operating income growth for the fourth quarter as well as for the fiscal year. This performance reflects not only the strength of our business model but also the efforts of our team members in executing against our strategic initiatives, which include bolstering the core business, diversifying our geographic footprint, and integrating innovation into our service offerings.”
Financials — Three months ended September 30, 2011 versus the prior year quarter
•	Net income of $36.4 million, up 31%.

•	Diluted earnings per share of $0.72, an increase of 29%.

•	Total revenues of $234.1 million, up 18%, with same store revenue up 8%.

•	Net revenues of $146.8 million, up 22%.

•	Store level operating income of $77.0 million, up 33%, with margins up to 52%.

•	Consolidated operating income of $52.7 million, up 31%, with operating margin improving 245 bps to 36%.

•	Contribution from strategic affiliates of $4.1 million, an increase of 26%.
Key Operating Metrics — Three months ended September 30, 2011 versus the prior year quarter
•	US Pawn:
o	Total revenue increased 16% to $170.2 million.

o	Same store revenue growth of 6% driven by same store growth in merchandise sales, scrap sales and pawn service charges of 4%, 4% and 12%, respectively.

o	Store level operating income increased 34% to $55.5 million with a 499 bps margin improvement to 55%.

o	US Pawn loan balance increased 18% to $134.5 million at September 30, 2011 and grew 10% on a same store basis.

•	Empeño Fácil (Mexico pawn):
o	Total revenue increased 87% to $17.9 million.

o	Same store revenue growth of 32%, driven by same store growth in merchandise sales, scrap sales and pawn service charges of 37%, 24% and 31%, respectively.

o	Store level operating income increased 214% to $4.2 million with an improvement in margin from 25% to 41%, despite the impact from opening 57 new stores in the past 12 months. At constant exchange rates, Empeño Fácil recorded store level operating income of $4.0 million, an increase of 201%.

o	Empeño Fácil’s pawn loan balance increased 50% to $10.9 million at September 30, 2011 and grew 7% on a same store basis. At constant exchange rates, loan balances grew 61% and 14% on a same store basis.
•	EZMONEY (US Financial Services and Cash Converters Canada):
o	Total revenue increased 9% to $45.9 million.

o	Same store revenue growth of 8% driven primarily by an increase in signature loan fees of 9%.

o	Bad debt as a percentage of fees decreased to 24%, compared with 28% in the fiscal third quarter 2011 and 25% in the prior year quarter.

o	Store level operating income increased 16% to $17.3 million.

o	Total loan balances (including CSO lender balances) at September 30, 2011 decreased 7% to $39.4 million.
Financials — Fiscal year ended September 30, 2011 versus the prior year
•	Net income of $129.3 million, up 33% (non-GAAP). On a GAAP basis, net income was $122.2 million, up 26%.

•	Diluted earnings per share of $2.57, an increase of 31% (non-GAAP) and $2.43, an increase of 24% (GAAP).

•	Total revenues of $869.3 million, up 19%, with same store revenue up 10%.

•	Net revenues of $534.9 million, up 20%.

•	Store level operating income of $267.9 million, up 27%, with a margin of 50%, an increase of 297 bps.

•	Consolidated operating income increased 30% to $184.9 million (non-GAAP) and 23% to $174.0 million (GAAP). Operating margin improving 285 bps to 35%.

•	Contribution from strategic affiliates of $16.2 million, an increase of 51%.

Note: Non-GAAP financials and percentages are adjusted for the one-time pre-tax charge of $10.9 million ($7.1 million post-tax) related to the retirement of the former Chief Executive Officer recorded in the first quarter of fiscal 2011. A reconciliation of GAAP to non-GAAP results is provided at the end of this release for further reference.
Balance Sheet and Liquidity
•	Combined pawn, signature and auto title loan balances (including CSO) at September 30 were $187 million, an increase of 13%.

•	At September 30, cash and cash equivalents were $24.0 million, with debt outstanding of $17.5 million, compared with cash less debt of $0.9 million a year ago.
Growth and Innovation Initiatives
     US Pawn Growth
•	During the fourth quarter, US Pawn added seven stores including five in the Chicago metropolitan area. With 14 stores added in 15 months, EZCORP has grown from having no presence to becoming one of the leading pawn operators in the Chicago area.

•	During the whole of fiscal 2011, US Pawn added 44 stores on a base of 396 (an 11% increase in footprint) and established a presence in three new states: Iowa, Utah and Wisconsin.

•	In October, US Pawn acquired seven Cash Converters stores in Virginia and Pennsylvania. The Cash Converters buy / sell model allows the Company to meet the short-term cash needs of customers in markets and neighborhoods where the traditional pawn model may not be feasible.

•	On November 4, US Pawn acquired 15 Money Mart stores in the San Antonio metropolitan area. These stores bring the total in the San Antonio area to 37, solidifying EZCORP’s position as the leading pawn operator in that area.
     Empeño Fácil Growth
•	During the fourth quarter, Empeño Fácil added 23 stores and entered the Mexican states of Hidalgo and Tlaxcala.

•	For the whole of fiscal 2011, Empeño Fácil added 63 stores on a base of 115 (a 55% increase in footprint) and currently has a presence in over half of all Mexico states.
     Cash Converters Canada Growth

•	In April, EZCORP acquired the Cash Converters master franchise rights for Canada. At September 30, the Company had 15 of its 64 Company owned stores operating under the Cash Converters brand. Including the 13 franchise stores, the Cash Converters brand is represented in five of 10 Canadian provinces.
     Innovation
•	During the fourth quarter, the Company established an eCommerce and Card Services division to further develop and market EZCORP’s “Change” card as well as introduce online and mobile services to enhance the ease and efficiency with which customers can transact with the Company. As of September 30, 124,000 Change cards had been issued to EZCORP customers in nine states, covering 656 US Pawn and US Financial Services stores.
Rothamel concluded, “In total, strength in all markets and divisions, combined with operational execution on our strategic initiatives, drove our success, both in the fourth quarter and the 2011 fiscal year overall. Looking ahead, I’m confident we will reap additional rewards from our recent investments in talent and technology as we enhance our differentiated product offering. We will therefore be able to better serve our customers and position ourselves for continued growth.”
Outlook for fiscal 2012
The Company expects fiscal 2012 earnings per share to be between $3.05 and $3.10. This represents an increase of approximately 20% over fiscal 2011 non-GAAP earnings per share and an increase of 27% over fiscal 2011 GAAP earnings per share.
About EZCORP
EZCORP is a leading provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells merchandise, primarily collateral forfeited from its pawn lending operations.
EZCORP operates more than 1,100 pawn, buy/sell and personal financial services stores in the U.S., Mexico and Canada. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 160 full-line stores offering pawnbroking, jewelry retailing, gold buying and financial services; and in Cash Converters International Limited (CCV.L and

CCV.ASX), which franchises and operates a worldwide network of over 600 stores that provide personal financial services and sell pre-owned merchandise.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changes in the regulatory environment, changing market conditions in the overall economy and the industry and consumer demand for the Company’s services and merchandise. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
Change to Presentation and Reclassification of Prior Year Comparatives
The Company has historically included fees from its Product Protection Plan and Jewelry VIP Program as well as layaway fees in “Other revenue” in its Consolidated Statements of Operations and its Operating Segment Results. Beginning in the second fiscal quarter of 2011 the Company has included these fees in “Merchandise sales” on the basis that fees from these products are incidental to sales of merchandise. Prior year figures have been reclassified to conform to this presentation and margins have been recalculated accordingly.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income and non-GAAP earnings per share for fiscal 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit included in the quarter ended December 31, 2010. The Company’s management uses these non-GAAP financial measures to understand its financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.
EZCORP Investor Relations
(512) 314-2220

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Revenues:
Merchandise sales	$67,856	$56,252	$282,083	$240,454
Jewelry scrapping sales	63,048	53,968	212,479	171,411
Pawn service charges	56,191	45,168	201,135	163,695
Signature loan fees	40,886	36,699	150,250	139,315
Auto title loan fees	5,413	5,991	21,701	17,707
Other	691	90	1,669	463

Total revenues	234,085	198,168	869,317	733,045

Cost of goods sold:
Cost of merchandise sales	39,419	32,229	162,060	140,284
Cost of jewelry scrapping sales	36,943	35,176	133,560	110,838

Total cost of goods sold	76,362	67,405	295,620	251,122

Bad debt:
Signature loan bad debt	10,353	9,605	36,328	31,709
Auto title loan bad debt	611	1,119	2,431	2,735

Total bad debt	10,964	10,724	38,759	34,444

Net revenue	146,759	120,039	534,938	447,479

Operations expense	69,750	62,326	267,052	236,664
Administrative expense	19,020	13,384	75,270	52,740
Depreciation and amortization	5,020	3,973	18,344	14,661
(Gain) / loss on sales / disposal of assets	311	227	309	1,528

Operating income	52,658	40,129	173,963	141,886

Interest income	(2)	(35)	(37)	(186)
Interest expense	504	314	1,690	1,385
Equity in net income of unconsolidated affiliates	(4,080)	(3,231)	(16,237)	(10,750)
Other	(4)	10	(164)	(93)

Income before income taxes	56,240	43,071	188,711	151,530
Income tax expense	19,875	15,219	66,552	54,236

Net income	$36,365	$27,852	$122,159	$97,294

Net income per share, diluted	$0.72	$0.56	$2.43	$1.96

Weighted average shares, diluted	50,589	49,672	50,369	49,576

OTHER DATA:
Gross margin on merchandise sales	41.9%	42.7%	42.5%	41.7%
Gross margin on jewelry scrapping sales	41.4%	34.8%	37.1%	35.3%
Gross margin on total sales	41.7%	38.8%	40.2%	39.0%

Signature loan bad debt as percent of fees	25.3%	26.2%	24.2%	22.8%
Auto title loan bad debt as percent of fees	11.3%	18.7%	11.2%	15.4%

EZCORP, Inc.
Highlights of Consolidated Balance Sheets
(in thousands)

	September 30, (unaudited)
	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$23,969	$25,854
Pawn loans	145,318	121,201
Signature loans, net	11,389	10,775
Auto title loans, net	3,222	3,145
Pawn service charges receivable, net	26,455	21,626
Signature loan fees receivable, net	5,348	5,818
Auto title loan fees receivable, net	1,427	1,616
Inventory, net	90,373	71,502
Deferred tax asset	18,125	23,208
Federal income taxes receivable	—	—
Prepaid expenses and other assets	30,611	17,427

Total current assets	356,237	302,172

Investments in unconsolidated affiliates	120,319	101,386
Property and equipment, net	78,498	62,293
Deferred tax asset, non-current	—	60
Goodwill	173,206	117,305
Other assets, net	28,190	23,196

Total assets	$756,450	$606,412

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long term debt	—	10,000
Accounts payable and other accrued expenses	57,400	49,663
Customer layaway deposits	6,176	6,109
Federal income taxes payable	693	3,687

Total current liabilities	64,269	69,459

Long-term debt, less current maturities	17,500	15,000
Deferred tax liability	8,331	—
Deferred gains and other long-term liabilities	2,102	2,525
Total stockholders’ equity	664,248	519,428

Total liabilities and stockholders’ equity	$756,450	$606,412

Other Data:
Pawn loan balance per ending pawn store	$238	$240
Inventory per ending pawn store	$148	$142
Book value per share	$13.23	$10.55

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except percents)

	Three Months Ended September 30,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010
Revenues:
Merchandise sales	$59,750	$52,364	$7,908	$3,888	$198	$—
Scrap sales	58,055	51,007	4,634	2,839	359	122
Pawn service charges	50,879	42,294	5,312	2,874	—	—
Signature loan fees	894	488	—	—	39,992	36,211
Auto title loan fees	447	398	—	—	4,966	5,593
Other	214	77	88	—	389	13

Total revenues	170,239	146,628	17,942	9,601	45,904	41,939

Merchandise cost of goods sold	34,647	30,112	4,636	2,117	136	—
Scrap cost of goods sold	33,788	32,896	3,004	2,226	151	54
Signature loan bad debt	340	195	—	—	10,013	9,410
Auto title loan bad debt	55	70	—	—	556	1,049

Net revenue	101,409	83,355	10,302	5,258	35,048	31,426

Operations expense	45,898	41,886	6,103	3,922	17,749	16,518

Store operating income	$55,511	$41,469	$4,199	$1,336	$17,299	$14,908

OTHER DATA
Gross margin on merchandise sales	42.0%	42.5%	41.4%	45.6%	31.3%	N/A
Gross margin on scrap sales	41.8%	35.5%	35.2%	21.6%	57.9%	55.7%
Gross margin on total sales	41.9%	39.0%	39.1%	35.4%	48.5%	55.7%
Signature loan bad debt as a percent of fees	38.0%	40.0%	N/A	N/A	25.0%	26.0%
Auto title loan bad debt as percent of fees	12.3%	17.6%	N/A	N/A	11.2%	18.8%
Operating income margin	54.7%	49.7%	40.8%	25.4%	49.4%	47.4%

	Year Ended September 30,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010
Revenues:
Merchandise sales	$256,643	$226,424	$25,237	$14,030	$203	$—
Scrap sales	195,276	163,667	15,997	7,389	1,206	355
Pawn service charges	184,234	154,505	16,901	9,190	—	—
Signature loan fees	2,501	1,930	—	—	147,749	137,385
Auto title loan fees	1,539	1,659	—	—	20,162	16,048
Other	634	442	122	—	913	21

Total revenues	640,827	548,627	58,257	30,609	170,233	153,809

Merchandise cost of goods sold	147,239	131,825	14,672	8,459	149	—
Scrap cost of goods sold	120,767	104,531	12,205	6,137	588	170
Signature loan bad debt	923	641	—	—	35,405	31,068
Auto title loan bad debt	165	236	—	—	2,266	2,499

Net revenue	371,733	311,394	31,380	16,013	131,825	120,072

Operations expense	177,191	161,145	20,636	11,658	69,225	63,861

Store operating income	$194,542	$150,249	$10,744	$4,355	$62,600	$56,211

OTHER DATA
Gross margin on merchandise sales	42.6%	41.8%	41.9%	39.7%	26.6%	N/A
Gross margin on scrap sales	38.2%	36.1%	23.7%	16.9%	51.2%	52.1%
Gross margin on total sales	40.7%	39.4%	34.8%	31.9%	47.7%	52.1%
Signature loan bad debt as percent of fees	36.9%	33.2%	N/A	N/A	24.0%	22.6%
Auto title loan bad debt as percent of fees	10.7%	14.2%	N/A	N/A	11.2%	15.6%
Operating income margin	52.3%	48.3%	34.2%	27.2%	47.5%	46.8%

EZCORP, Inc.

Store Count Activity

	Three Months Ended September 30, 2011
	Company-owned Stores				Franchises
	US Pawn	Empeño Fácil	EZMONEY	Consolidated
Beginning of period	432	155	496	1,083	12
New openings	5	17	4	26	1
Acquired	2	6	—	8	—
Sold, combined or closed	—	—	(6)	(6)	—

End of period	439	178	494	1,111	13

	Year Ended September 30, 2011
	Company-owned Stores				Franchises
	US Pawn	Empeño Fácil	EZMONEY	Consolidated
Beginning of period	396	115	495	1,006	—
New openings	10	57	15	82	1
Acquired	34	6	—	40	13
Sold, combined or closed	(1)	—	(16)	(17)	(1)

End of period	439	178	494	1,111	13

Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except per share data)
The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

	Three Months Ended September 30, 2011			Year Ended September 30, 2011
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$146,759	—	$146,759	$534,938	—	$534,938

Operations expense	69,750	—	69,750	267,052	—	267,052
Administrative expense	19,020	—	19,020	75,270	(10,945)	64,325
Depreciation and amortization	5,020	—	5,020	18,344	—	18,344
(Gain) / loss on sale/disposal of assets	311	—	311	309	—	309

Operating income	52,658	—	52,658	173,963	10,945	184,908

Interest income	(2)	—	(2)	(37)	—	(37)
Interest expense	504	—	504	1,690	—	1,690
Equity in net income of unconsolidated affiliates	(4,080)	—	(4,080)	(16,237)	—	(16,237)
Other	(4)	—	(4)	(164)	—	(164)

Income before income taxes	56,240	—	56,240	188,711	10,945	199,656
Income tax expense	19,875	—	19,875	66,552	3,831	70,383

Net income	$36,365	$—	$36,365	$122,159	$7,114	$129,273

Net income per share, diluted	$0.72	$—	$0.72	$2.43	$0.14	$2.57

Weighted average shares, diluted	50,589	—	50,589	50,369	—	50,369